Exhibit 99.1

FOR IMMEDIATE RELEASE

June 22, 2017

Analysts: Mark Muth (mark.muth@huntington.com), 614.480.4720

Media: Matt Samson (matt.b.samson@huntington.com), 312.263.0203

HUNTINGTON BANCSHARES RELEASES RESULTS OF 2017 DODD-FRANK ACT
COMPANY-RUN CAPITAL STRESS TEST

COLUMBUS, Ohio – Huntington Bancshares Incorporated (NASDAQ: HBAN;
www.huntington.com) announced today the release of its company-run capital stress test results as required by the Dodd-Frank Act. Results include both Huntington Bancshares Incorporated and Huntington National Bank, and can be found on Huntington’s Investor Relations website on the “Regulatory Disclosures” page under the “Publications and Filings” tab (http://huntington-ir.
com/main/Regulatory.htm). Results are based on a forward-looking exercise using hypothetical severely adverse macroeconomic assumptions developed by the Federal Reserve and by the Office of the Comptroller of the Currency, and do not represent Huntington’s economic forecast.

About Huntington

Huntington Bancshares Incorporated is a regional bank holding company headquartered in
Columbus, Ohio, with $100 billion of assets and a network of 996 branches and 1,855 ATMs across eight Midwestern states. Founded in 1866, The Huntington National Bank and its
affiliates provide consumer, small business, commercial, treasury management, wealth management, brokerage, trust, and insurance services. Huntington also provides auto dealer, equipment finance, national settlement and capital market services that extend beyond its core states. Visit huntington.com for more information.
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